UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025 (June 8, 2025)

RELAY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39385	47-3923475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Address: 399 Binney Street, Cambridge, Massachusetts 02142)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jami Ruben as a Class III Director

On June 8, 2025, Jami Ruben informed the Board of Directors (the “Board”) of Relay Therapeutics, Inc. (the “Company”) that she is resigning as a member of the Board and as a member of Audit Committee of the Board (the “Audit Committee”), effective immediately. Ms. Rubin’s resignation is not the result of any dispute or disagreement with the Company.

Appointment of Claire Mazumdar, Ph. D., MBA as a Class III Director

On June 9, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Claire Mazumdar, Ph. D., MBA as a member of the Board, effective as of June 9, 2025. The Board determined that Dr. Mazumdar is independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Dr. Mazumdar will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2026. Dr. Mazumdar will also serve as the chair of the Audit Committee, as of June 9, 2025.

As a non-employee director, Dr. Mazumdar will receive cash compensation and equity awards for her Board service in accordance with the Company’s amended and restated non-employee director compensation policy. In connection with her appointment, Dr. Mazumdar received an initial option to purchase up to 421,241 shares of the Company’s common stock, par value $0.001 per share, with an exercise price per share of $3.36, the closing price of the Common Stock on the Nasdaq Global Market on June 9, 2025, vesting in equal monthly installments over thirty six months.

Dr. Mazumdar is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Mazumdar and any other persons pursuant to which she was selected as a director. In addition, Dr. Mazumdar will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

The Company issued a press release on June 11, 2025 announcing the appointment of Dr. Mazumdar to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Relay Therapeutics, Inc. on June 11, 2025.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2025	Relay Therapeutics, Inc.

	By:	/s/ Brian Adams
Brian Adams
Chief Legal Officer